For Immediate Release

                  INTERNATIONAL AIRPORT SECURITY FIRM EXPRESSES
                  CONCERN OVER TRAGEDY, RESOLVES TO PARTICIPATE
                  IN STRENGTHENING PROCEDURES IN UNITED STATES

     Amstelveen, The Netherlands, Sept. 17, 2001 - "The recent terrorist attacks on the United States have horrified and saddened us all," said Mr. Lior Zouker, President and Chief Executive Officer of ICTS International N.V., one of the world's leading airport security firms. "We share the sorrow of all the victims' families and with people everywhere."

     ICTS is a pioneer and provider of anti-terrorist security at many of the world's major airports. Founded in 1986 by highly qualified international airport security experts to advise airlines on anti-terrorist measures, ICTS has developed and implemented many advanced systems in European airports to identify and prevent terrorist threats. ICTS presently employs about 10,000 employees, in Europe and the United States. ICTS operates at 40 European airports and at 48 U.S. airports through its Huntleigh USA Corporation subsidiary.

     At Boston's Logan International Airport, Huntleigh operated a checkpoint from which one of the two aircraft commandeered by terrorists departed. "All the resources and experience of our company are available to the transportation industry and to the authorities as they seek to strengthen airport security in the United States," Mr. Zouker continued. "We wish to participate in any way we can that will move the process forward. We have dedicated our professional lives to prevent these terrible acts and look forward to participating in the solution that increases the safety and security for travelers. Our professional departments (Product Control and Training) and our personnel versed in the use of technology are ready to help take U.S. security measures to a higher level."

     The financial effects on the Company of the new FAA security directives and the overall effect of the recent events on the aviation industry are uncertain. Thus, although the FAA has disallowed all curbside check-in operations, which provided approximately 10% percent of ICTS' consolidated revenues, ICTS has been asked to provide additional services to many airlines threwout its system. In addition, new security directives may be issued that might further affect financial results. These directives and their impact are not foreseeable. An increased demand for security services had been experienced by ICTS in previous cases of international crisis, such as the Lockerbie event and the Gulf War.

     The Company remains in close contact with the FAA and has offered the expertise and full resources of ICTS to assist in initiating and maintaining systems to address the challenges facing the transportation industry.

     ICTS International N.V. is a leading provider of advanced aviation services. It operates primarily in Europe and the United States, providing passenger handling related services to major carriers. ICTS has offices in close to 90 airports, most of which are international gateways, and employs approximately 10,000 people.

     This news release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company's business strategy and future plans of operation. Forward-looking statements involve known and unknown risks and uncertainties; both general and specific to the matters discussed in this press release. These and other important factors, including those mentioned in various Securities and Exchange Commission filings made by the Company, may cause the Company's actual results and performance to differ materially from the future results and performance expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.